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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners of Centocor
Partners III, L.P.:

  We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

  Our report dated March 24, 1993, contains an explanatory paragraph that states that the continuation of the product research programs by the Partnership is dependent upon the general partner continuing to provide funding and/or the ability of the Partnership to obtain funding from another source.

                                          KPMG Peat Marwick

Philadelphia, Pennsylvania
January 21, 1994